UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2013

PACIFIC OIL COMPANY

(Exact name of registrant as specified in its charter)

Nevada	333-144504	20-4057712
(State or Jurisdiction)	(Commission File Number)	(IRS Employer ID Number)

9500 W. Flamingo Rd. Suite 205, Las Vegas, NV 89147

(Address and telephone number of principal executive office)

Registrant’s telephone number, including area code: (702) 525-2024

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On December 7, 2013, Paula Pearce resigned from all positions with the Company. On that same date, Ed Loven was appointed to serve as director, secretary and treasurer to serve until the next regularly scheduled election of directors.

Mr. Loven has 30 years of experience in the oil & gas industry with focus on seismic assets related to exploration and commercial exploitation. Mr. Loven was a partner at The Sandex Group since 1985 and was directly responsible for the company’s success related to the structuring, negotiating and completion of large seismic purchase transactions and oil and gas exploration successes. Mr. Loven has extensive industry experience throughout the Western Canadian Basin and Territories.

Mr. Loven is presently an active member of Discovery Drilling Funds, focusing on E & P opportunities in North America and internationally.

Mr. Loven has become an industry leader in developing corporate relations and has worked on development teams implementing corporate structure, policy, and exploration strategies. Mr. Loven is currently working to design in cooperation with the company a long term strategy for the further acquisition of land and exploitation of resources.

Exhibits

No.	Exhibits
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Oil Company

/s/ Anthony Sarvucci
Anthony Sarvucci
President
February 6, 2014

EXHIBIT INDEX

No.	Exhibits
None.